Exhibit 10.8

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (“Amendment”), effective as of the last date on the signature page hereof (the “Amendment Date”), by and among ENDORECHERCHE, INC. (“ENDORECHERCHE”), SCHERING CORPORATION and SCHERING-PLOUGH LTD. amends and supplements that certain agreement by and between ENDORECHERCHE and SCHERING CORPORATION effective January 1, 1992, as extended pursuant to that certain Letter of Understanding dated December 19, 1995 (collectively the “Agreement”). The Agreement is amended with reference to the following facts:

WHEREAS, ENDORECHERCHE and SCHERING CORPORATION each desire to further extend the term of the Agreement; and

WHEREAS. ENDORECHERCHE, SCHERING CORPORATION AND SCHERING-PLOUGH LTD. each desire to add SCHERING-PLOUGH LTD. as a party to the Agreement; and

WHEREAS. ENDORECHERCHE, SCHERING CORPORATION and SCHERING-PLOUGH LTD. each desire to expand the scope of the Agreement to encompass the discovery, development and commercialization of compounds in the field of human and animal health arising from research using the “Type-5 Gene Technology” (as defined below.

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended

NOW, THEREFORE, ENDORECHERCHE, SCHERING CORPORATION and SCHERING-PLOUGH LTD. agree that the terms and conditions of the Agreement shall be amended as follows:

All references in the Agreement and this Amendment to “SCHERING” shall mean SCHERING CORPORATION and SCHERING-PLOUGH LTD.

ARTICLE 1 - DEFINITIONS

Article 1, Paragraph (h) shall be amended to read in its entirety as follows:

(b) (1) “Earned Royalty” means the following percentages of Net Sales of each Licensed Product, including Net Sales of Licensed Combinations thereof calculated in accordance with Paragraph (b) (2) below:

(A) [***]% of Net Sales up to and including U.S. $[***] per calendar year.

(B) [***]% of Net Sales in excess of US $[***] per calendar year.

(C) [***] of the royalty rates described in (A) and (B) above will be applied with respect to Net Sales in any country in the Territory where sales of Licensed Product are not covered by a Valid Claim during the period that a product containing, as an active ingredient, compound identical to a Licensed Compound is being sold in such country.

(D) Notwithstanding the foregoing, and subject to Paragraph (b) (2) below, with respect to Licensed Product(s)

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containing a Licensed Compound discovered by or on behalf of SCHERING through use of the Type-5 Gene Technology (e.g. a Licensed Compound which is a SCHERING Invention) the percentage of Net Sales used to calculate Earned Royalties shall be:

(i) [***]% of Net Sales up to and including U.S. $[***] per calendar year.

(ii) [***]% of Net Sales in excess of U.S.$[***] and up to and including U.S.$[***] per calendar year.

(iv) [***]% of Net Sales in excess of U.S.$[***] and up to and including U.S.$[***] per calendar year.

(iv) [***]% of Net Sales in excess of U.S.$[***] per calendar year. [***] For purposes of clarity, the parties acknowledge and agree that a Licensed Compound shall be deemed discovered by or on behalf of SCHERING if it is discovered by or on behalf of SCHERING through screening using the Type-5 Gene Technology and/or through a program of medicinal chemical research conducted by or on behalf of SCHERING based upon a Licensed Compound previously discovered by or on behalf of either SCHERING or ENDORECHERCHE, provided, however,

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended that if such previously discovered Licensed Compound was discovered by or on behalf of ENDORECHERCHE, then any subsequently discovered Licensed Compound which is [***] on the previously discovered Licensed Compound, [***] shall be deemed to be discovered by or on behalf of ENDORECHERCHE.

(2) With respect to Licensed Combinations, “Earned Royalty” means the foregoing percentages of the sums ca1culated by multiplying Net Sales of Licensed Combinations by a fraction whose numerator is the cost of Licensed Compound:-; contained therein and whose denominator is the sum of the numerator and the cost (calculated on the same basis if manufactured; otherwise on the basis of purchase price) of all other active ingredients contained therein. In each case cost is to be determined in accordance with SCHERING’s standard accounting procedures.

Article l, Paragraph (f) shall be amended to read in its entirety as follows:

(f) “Know-How” means all data, instructions, processes, formulae, expert opinion and information relating to the development, manufacture, use or sale of Licensed Compounds, intermediates thereof, and Licensed Products including, without limitation, all

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information. “ENDORECHERCHE Know-How” means that Know-How which is developed by or on behalf of ENDORECHERCHE during the term of this Agreement, including as it may be extended. “SCHERING Know-How” means that Know-How which is developed by or on behalf of SCHERING during the term of this Agreement, including as it may be extended, and using ENDORECHERCHE Know-How, ENDORECHERCHE Patents and/or Licensed Compounds.

Article l, Paragraph (h) shall be amended to read in its entirety as follows:

(g) “Licensed Compounds” means (i) any compounds existing on the effective date of this Agreement which were conceived of as antiestrogen or antiandrogen compounds by or on behalf of ENDORECHERCHE; (ii) any additional novel or existing compounds which are conceived of as compounds in the Field by or on behalf of ENDORECHERCHE while carrying out research in the Program as that term is defined in Paragraph (a) of Article 4 of this Agreement during the four (4) year period commencing on the effective date of this Agreement, as such period may be extended; and (iii) any novel or existing compounds which are conceived of as compounds in the Field by or on behalf of ENDORECHERCHE and arising from research using the Type-5 Gene Technology, including, without limitation, through use of the Type-5 Gene Technology for compound screening, conducted during the Program (as defined above) or during the two

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended year drug discovery and development period set forth in Article 4a, Paragraph (b), including as it may be extended. The parties acknowledge and agree that for purposes of determining Net Sales and Earned Royalties under Article 1, Paragraph (b)(l)(D). Licensed Compounds shall also include compounds discovered by or on behalf of SCHERING and arising from research using the Type-5 Gene Technology.

Article 1, Paragraph (1) shall be amended to read in its entirety as follows:

(1) “Patent Rights” means: (i) all pending United States patent applications and issued patents relating to Licensed Compounds described in Paragraph (h)(i) of Article 1, including without limitation, the pending United States patent applications and issued patents listed, as of the effective date of this Agreement, in Exhibit A attached hereto and made a part hereof; (ii) all claims of any patent applications or issued patents filed or issued during or after the term of this Agreement to which Fernand Labrie, M.D. and/or ENDORECHERCHE have rights covering any compositions for, processes for, or methods of use of any Licensed Compounds in the Field; (iii) all existing or future United States patent applications and issued patents relating to Type-5 Gene Technology or the use of Type-5 Gene Technology to screen for or otherwise identify Licensed Compounds; (iv) all claims of any foreign counterpart patent applications and/or issued patents of (i), (ii) or (iii); (v) any reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part, divisions

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or supplementary protection certificates, of or to any of the foregoing which are hereafter granted in the Territory. Exhibit A shall be updated periodically to reflect the current status of the Patent Rights. “ENDORECHERCHE Patent Rights” means Patent Rights as defined above in which Fernand Labrie. M.D. and/or ENDORECHERCHE hold all rights, title and interest, or otherwise hold rights by virtue of their status as inventor, co-inventor, assignee or licensee. “SCHERING Patent Rights” means Patent Rights as defined above in which SCHERING, or its Affiliate, holds all rights, title and interest.

In Article 1, new Paragraphs (s) and (t) shall be added to read in their entirety as follows:

(s) “Type-5 Gene Technology” means the enzyme known as 17ß-HSD-5. DNA expressing 17ß-HSD-5 (including, without limitation, the wildtype gene and any mutant genes prepared by or on behalf of ENDORECHERCHE), plasmids or other vectors comprising such DNA, transformed or transfected cell lines, assays or screening methods for identifying and/or evaluating the efficacy of compounds which are inhibitors of 17 ß -HSD-5 and any other materials or methods developed by or on behalf of ENDORECHERCHE for use in such assays or screening methods.

(t) “ENDORECHERCHE Inventions” means any discoveries, developments, innovations or inventions relating to Licensed Compounds or the Type-5 Gene Technology (collectively, “Inventions”) made at least in part, by Dr. Fernand Labrie or other employees of ENDORECHERCHE, or otherwise owned or controlled by

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended

ENDORECHERCHE by virtue of an assignment of rights to such Inventions. “SCHERING Inventions” means any Inventions made solely by employees or agents of SCHERING. Inventorship of all Patent Rights relating to Licensed Compounds will be determined in accordance with United States patent law.

ARTICLE 2 - LICENSE GRANT

Article 2 shall be amended to read in its entirety as follows:

(a) ENDORECHERCHE hereby grants to SCHERING, and SCHERING hereby accepts from ENDORECHERCHE, exclusive, worldwide licenses under the ENDORECHERCHE Patent Rights and to use ENDORECHERCHE Know-How, with a right to sublicense, to make, have made, use and sell Licensed Compounds and Licensed Products in the Field in the Territory. The foregoing licenses shall be exclusive, even as to ENDORECHERCHE, except as necessary for ENDORECHERCHE to make and use Licensed Compounds for the express purposes stated in this Agreement. As between SCHERING CORPORATION and SCHERING-PLOUGH LTD., SCHERING CORPORATION shall own and control the rights granted under this Paragraph (a) in the United States and SCHERING-PLOUGH LTD. shall own and control such rights in all other countries in the Territory.

(b) ENDORECHERCHE and SCHERING each acknowledge that ENDORECHERCHE is conducting research in the Field using the [***] and all materials and/or Know-How related thereto or derived therefrom).

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended

ENDORECHERCHE and SCHERING further acknowledge that ENDORECHERCHE will utilize a portion of the payments received from SCHERING under this Agreement to support continuation of its research using the [***], which research shall be conducted concurrently with its drug discovery and development obligations under the terms of this Agreement. In consideration for SCHERING’s support ENDORECHERCHE agrees to keep SCHERING informed regarding its research using the [***] and hereby grants to SCHERING, and SCHERING hereby accepts from ENDORECHERCHE, a first option to obtain exclusive, worldwide rights to develop and commercialize any development candidate compounds discovered and developed by ENDORECHERCHE using [***] during the drug discovery and development periods set forth in Article 4A. Such rights shall include an exclusive, worldwide licence under all existing and future patent applications and issued patents in the Territory owned or controlled by ENDORECHERCHE and relating to compounds discovered and developed using the [***], and the use of all related ENDORECHERCHE Know-How. The parties will commence negotiations to enter into such a license agreement following completion by ENDORECHERCHE of all development work required to identity a development candidate compound and upon SCHERING’s agreement that a suitable development candidate has been identified. The terms of the license will be determined by good faith negotiations between the parties, provided, however, that ENDORECHERCHE and SCHERING agree that in any such license to be negotiated by the parties SCHERING shall have no obligation to reimburse or otherwise compensate ENDORECHERCHE for any drug discovery and development costs leading up to the identification of said development candidate compounds.

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended

ARTICLE 3 - PAYMENTS AND ROYALTIES

New Paragraph (j) shall be added to Article 3 to read in its entirety as follows:

(j) It is understood that as of the Amendment Date, SCHERING’s obligation to pay Earned Royalties shall be apportioned between SCHERING CORPORATION and SCHERING-PLOUGH LTD. in accordance with this Paragraph (j). SCHERING CORPORATION shall be responsible for payment of Earned Royalties on Net Sales in the United States and SCHERING-PLOUGH LTD. shall be responsible for payment of Earned Royalties on Net Sales in an other countries in the Territory. Notwithstanding the foregoing. SCHERING CORPORATION and SCHERING-PLOUGH LTD. shall remain jointly and severally liable for all Earned Royalties payable to ENDORECHERCHE under this Article 3.

New Article 3A shall be added after Article 3 to read in its entirety as follows:

ARTICLE 3A - ADDITIONAL PAYMENTS

In consideration for the rights relating to Type-5 Gene Technology granted to SCHERING pursuant to this Amendment, and subject to the other terms in this Agreement, SCHERING agrees to make the following payments in U.S. dollars to ENDORECHERCHE,

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which payments shall be in addition to any other payments set forth in this Agreement and which shall be non-refundable and non-creditable against future royalties:

(i) [***] ($ [***] upon transfer to SCHERING of all materials and Know-How relating to Type-5 Gene Technology to enable SCHERING to establish an operational high-throughput screening program for inhibitors of 17ß-HSD-5, inc1uding, but not limited to 17ß-HSD-5 overexpressing 293 cells and other reagents and antibodies, as necessary.

(ii) [***] ($ [***] upon the successful development by ENDORECHERCHE [***].

(iii) [***] ($ [***] upon the identification of an inhibitor of 17ß-HSD-5 which is a suitable “lead candidate”, i.e., an inhibitor which meets at least the following criteria: (a) potency of less than 5nM;(b) selective inhibition of human 17ß-HSD-5, but no inhibition of 17ß-HSD-3a or other related enzymes; (c) lack of intrinsic steroidal activity; (d) reduces testosterone and DHT levels using the prostate cell-based assay at IC50 ≤ 100 nM, with comparison to PROSCAR.].

(iv) [***] ($ [***] upon identification of a “development candidate” for clinical study, i.e., a compound which meets criteria inc1uding the following: (a) [***];

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(b) establishment of in vivo predictive animal models; (c) demonstrated in vivo efficacy at acceptable clinical doses; (d) completed drug metabolism studies (ADME); (e) medicinal chemistry modification (as necessary based upon ADME, etc.); (f) repeated efficacy / ADME studies (as necessary); (g) demonstrated lack of enzyme induction potential; (h) completion of three (3) month toxicology studies in two animal species; (i) negative in genotoxicity testing; (j) all such studies being performed in compliance with current standards of good laboratory practice (GLP) acceptable for worldwide regulatory submissions, including any applicable U.S. Food and Drug Administration (FDA) standards.

(v) [***] ($ [***] upon [***].

(vi) [***] ($ [***]upon completion of [***] and SCHERING’s notification to ENDORECHERCHE of its decision [***].

(vii) [***] ($ [***] when [***] and SCHERING has notified ENDORECHERCHE of its decision to [***]. Completion for purposes of this Paragraph means [***].

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(viii) [***] ($ [***] upon completion [***]

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Notwithstanding any provision in this Agreement to the contrary, SCHERING’s obligation to pay the milestone payments set forth in this Article 3A shall be limited solely to those Licensed Compounds which meet the definition set forth in Article 1, Paragraph h(iii) (i.e., only those Licensed Compounds which are conceived of as compounds in the Field by or on behalf of ENDORECHERCHE and which arise from research using the Type-5 Gene Technology). The parties each acknowledge and agree that the milestone payments set forth in this Article 3A are in addition to the milestone payment obligations set forth in Article 3, provided, however, that any Licensed Compound which is subject to the milestone payment obligations of this Article 3A (i.e., one which arises from research using the Type-5 Gene Technology shall not also be deemed the first Licensed Compound for purposes of triggering the milestone payment obligations set forth in Article 3.

SCHERING shall have no obligation to make milestone payments under this Article 3A with respect to Licensed Compounds which meet the definition set forth in Article l, Paragraphs (h)(i) and (h)(ii) hereof, provided, however, that SCHERING shall remain obligated to

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pay milestone payments for such compounds under the provisions set forth in Article 3 hereof. The parties acknowledge and agree that, notwithstanding any statement in Article 3 to the contrary, the total aggregate sum of the milestone payments set forth in Article 3 is twelve million dollars ($12,000,000.00).

It is understood that as of the Amendment Date, SCHERING’s obligation to make milestone payments under Article 3 of the Agreement and under this Article 3A shall be apportioned between SCHERING CORPORATION and SCHERING-PLOUGH LTD. SCHERING CORPORATION shall be responsible for paying [***] %) of such amounts and SCHERING-PLOUGH LTD. shall be responsible for paying [***] %) of such amounts. Notwithstanding the foregoing, SCHERING CORPORATION and SCHER1NG-PLOUGH LTD. shall remain jointly and severally liable for all milestone payments payable to ENDORECHERCHE under Article 3 of the Agreement or this Article 3A.

ARTICLE 4 - DEVELOPMENT EFFORTS

The first two complete sentences of Article 4, Paragraph (a) shall be amended to read in their entirety as follows:

(a)

ENDORECHERCHE will continue its drug discovery efforts in the Field using its best efforts during the initial four (4) year period commencing on the effective date of this Agreement, including as it may be extended, and will continue its development efforts as

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necessary during the thirty (30) year term of this Agreement using its best efforts to meet the milestones described in paragraph (a) of Article 3 (such discovery and development efforts hereinafter referred to as the “Program”). Except as set forth in Article 4A of this Amendment, ENDORECHERCHE shall in no event be obligated hereunder to undertake any new drug discovery, efforts after the initial four(4) year term of the Program or any extension thereof pursuant to the operation of this Paragraph (a).

The remainder of Article 4, Paragraph (a) as set forth in the Agreement shall remain in full force and effect.

Article 4, Paragraphs (i) and (j) shall be amended to read in their entirety as follows:

(i) For the second or any subsequent Licensed Compound designated by SCHERING for development. SCHERING shall at its option either reimburse ENDORECHERCHE, on [***], for its properly documented actual out-of-pocket expenses for any development work through completion of Phase 1 clinical trials, [***] or perform such work itself. Notwithstanding any provisions of this Agreement to the contrary, SCHERING shall, at its option, have the right to conduct all further development work on any second or subsequent Licensed Compounds designated by SCHERING for development (including, without limitation, phase II clinical trials, phase III clinical trials and NDA toxicology).

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended

(j) Except for the proper exercise of any licenses granted and rights reserved under the provisions of this Agreement, each party agrees that it and its Affiliates (and sublicensees in the case of SCHERING) will not publish or otherwise divulge or use for its or their own benefit confidential information furnished to it by the other party including, without limitation, confidential SCHERING Know-How, and in addition in the case of ENDORECHERCHE Program results, without the prior written approval of such other party in each instance. The foregoing obligation shall not be imposed on a party with respect to any information which it can demonstrate: (i) was at the time of disclosure to it (or shall thereafter, but prior to its publication, divulgence or use for the benefit of a party or any of its Affiliates, become, through no fault of such party or its Affiliates) a part of the public domain by publication or otherwise; or (ii) was already properly and lawfully in its possession at the time it was received from the other party; or (iii) was lawfully received from a third party who was under no obligation of confidentiality to the disclosing party with respect thereto; or (iv) is required by law to be disclosed (but only to the extent of such required disclosure). This obligation shall extend until the last to occur of (i) the expiration of this Agreement, or (ii) [***] years following the Amendment Date, or (iii) [***] years following any termination of this Agreement prior to expiration thereof.

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended

New Articles 4A and 4B shall be added after Article 4 to read in their entirety as follows:

ARTICLE 4A - ADDITIONAL DEVELOPMENT EFFORTS

(a) ENDORECHERCHE and SCHERING each acknowledge and agree: (i) that ENDORECHERCHE has conducted drug discovery and development efforts in the Field (as set forth in Article 4) during the four (4) year period commencing on the effective date of the Agreement (i.e., from January 1, 1992 through December 31, 1995); and (ii) that ENDORECHERCHE’s obligation to conduct such drug discovery and development efforts in the Field using its best efforts has been extended for an additional two (2) year period (i.e.,. from January 1, 1996 through December 31, 1997), pursuant to Article 4 of the Agreement, and as set forth in the Letter of Understanding dated December 19, 1995.

(b) Notwithstanding any provisions to the contrary in the Agreement, ENDORECHERCHE and SCHERING each further acknowledge and agree that in addition to the foregoing drug discovery and development obligations. ENDORECHERCHE shall conduct drug discovery and development efforts (as set forth in Article 4 of the Agreement) in the Field using the Type-5 Gene Technology, [***], and using its best efforts during the Program and for the two (2) year period commencing on the Amendment Date. SCHERING shall have the option, but not the Obligation, to extend the two (2) year period set forth in this Paragraph (b) for an additional period of one (1) year upon giving at least ninety (90) days notice prior to the end of said two (2) year period. In the event that SCHERING elects to exercise its aforementioned option to extend the period for an additional one (1)

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year, SCHERING will pay to ENDORECHERCHE an additional payment of $2 million dollars. SCHERING’s decision to exercise, or its failure to exercise, its extension option shall have no effect on ENDORECHERCHE’s continuing obligation to conduct development efforts using its best efforts to me et the milestones described in Article 3A, and in Paragraph (a) of Article 3, during the term of this Agreement (which remains thirty (30) years from the effective date).

(c) During the duration of the drug discovery and development period set forth in Paragraph (b) above, including as it may be extended, while this Agreement remains in effect, neither ENDORECHERCHE nor Dr. Fernand Labrie will participate in, alone or with others, any other research and/or development: (i) using the Type-5 Gene Technology [***] to identify, develop or commercialize compounds for the prophylactic or therapeutic treatment of cancer in animals or man; or (ii) of antiestrogen and/or antiandrogen compounds for the prophylactic or therapeutic treatment of cancer in animals or man.

ARTICLE 4B - PROJECT COORDINATING COMMITTEE

The parties hereto agree to establish a Project Coordinating Committee (hereinafter the “PCC”) to oversee all drug discovery and development research efforts to be conducted by ENDORECHERCHE pursuant to this Agreement and to coordinate such efforts with the drug discovery and development research efforts to be conducted by or on behalf of SCHERING. The PCC shall also serve

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as a decision making body for the mutual resolution of problems and issues relating to such research efforts that may arise from time to time during the conduct of such research by the parties. The PCC shall be comprised of senior representatives from each of SCHERING and ENDORECHERCHE, with each party appointing two such representatives to serve on the PCC. The PCC shall meet as necessary, but at least twice each year, during the drug discovery and development period set forth in Article 4A. Paragraph (b), including as it may be extended, for the purposes set forth above. All decisions of the PCC shall be based upon unanimous agreement of the parties. In the event that the PCC is unable to reach agreement on an issue, then the parties agree to refer such issues to the most senior executive managers at ENDORECHERCHE and SCHERING responsible for the development and commercialization of Licensed Compounds, i.e., the Chief Executive Officer of ENDORECHERCHE and a similarly responsible officer of SCHERING (who may be an officer of the SCHERING Affiliate responsible for Licensed Compounds in the Territory), for resolution. Notwithstanding the foregoing, the parties acknowledge and agree that Schering shall retain all final decision making authority and control with regard to selection of Licensed Compounds and/or Licensed Products for development and/or commercialization, and all aspects of the development, manufacturing, distribution, marketing, promotion and sales activities for such Licensed Compounds and/or Licensed Products.

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended

Article 6 shall be amended to read in its entirety as follows:

ARTICLE 6 - PATENT RIGHTS AND UNLICENSED SALES

As long as SCHERING has rights to Licensed Compounds hereunder. ENDORECHERCHE shall, or shall permit SCHERING, as hereinafter provided, to prepare, file, prosecute and maintain ENDORECHERCHE Patent Rights with respect to such Licensed Compounds which remain potential candidates for development and marketing, including any such Patent Rights claiming compositions of matter, methods of use thereof or processes therefor in accordance with the terms of this Article, as follows:

(a) After the effective date of this Agreement, if SCHERING wishes patent protection in any country or countries in the Territory for any ENDORECHERCHE Inventions, ENDORECHERCHE shall prepare, file, prosecute and maintain ENDORECHERCHE Patent Rights covering such Inventions and SCHERING shall reimburse ENDORECHERCHE [***] related thereto. [***] received by ENDORECHERCHE to reimburse it for patent expenses shall not be counted as an off-set against [***] for purposes of the aforementioned calculation. SCHERING shall be provided reasonable opportunity to participate in the selection of patent counsel and to review and comment upon the contents of any proposed patent application and on the contents of any document relating to the prosecution and maintenance of ENDORECHERCHE Patent Rights, and at its option, in lieu of the foregoing, SCHERING may prepare, prosecute and maintain any

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended

ENDORECHERCHE Patent Rights itself solely at its expense, in which event ENDORECHERCHE agrees to provide reasonable assistance to SCHERING, at no out-of-pocket expense, including causing the execution of any necessary patent documents, to facilitate SCHERING’s efforts to prepare, prosecute and maintain such ENDORECHERCHE Patent Rights. For Patent Rights prepared, prosecuted and maintained by ENDORECHERCHE, SCHERING shall reimburse ENDORECHERCHE [***] with respect to those issued patents claiming [***] to the extent not reimbursed through [***]. It is the intention of the parties that any patent application, as filed and prosecuted, shall be of the same quality, scope and coverage as would be sought by the party filing for its own valuable proprietary property which it did not intend to license. SCHERING shall at its sole discretion and at its expense, prepare, file, prosecute and maintain, SCHERING Patent Rights covering any SCHERING Inventions relating to Licensed Compounds, which SCHERING Patent Rights shall remain the sole property of SCHERING, and will provide ENDORECHERCHE an opportunity to review and comment upon the contents of any proposed patent application and on the contents of any document relating to the prosecution and maintenance of SCHERING Patent Rights, provided, however, that SCHERING shall have final control over the contents of any such patent applications or documents.

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended

(b) With respect to any issued patent within the Patent Rights, ENDORECHERCHE will designate SCHERING as its agent for obtaining an extension of such patent where available in any country in the Territory or, if not feasible, at SCHERING’s option, will permit SCHERING to file in ENDORECHERCHE’s name or diligently obtain such extension for SCHERING at SCHERING’s expense. Furthermore, ENDORECHERCHE agrees to provide reasonable assistance, at no out-of-pocket expense, to facilitate SCHERING’s efforts to obtain any extension.

(c) SCHERING agrees to promptly take all reasonable legal action necessary to protect the SCHERING Patent Rights against infringements by third parties. ENDORECHERCHE agrees to promptly take all reasonable legal action necessary to protect the ENDORECHERCHE Patent Rights against infringements by third parties. If within three (3) months following the receipt of written notice from SCHERING, ENDORECHERCHE fails to file suit or take such other action as appropriate to halt the alleged infringement, SCHERING shall, in its sole discretion, have the right to take such action as it deems warranted in its own name or in the name of ENDORECHERCHE. The foregoing notwithstanding, in the event that an alleged infringer certifies pursuant to 21 U.S.C. §355(b)(2)(A)(iv) against an issued patent covering a Licensed Product and within the ENDORECHERCHE Patent Rights, ENDORECHERCHE shall immediately notify SCHERING upon receipt of notice of such certification, and if fourteen (14) days prior to expiration of the forty-five (45) day period set forth in 21 U.S.C. §355(c)(3)((C), ENDORECHERCHE fails to file suit, SCHERING shall, in its sole discretion, have the right to take such action as it deems warranted in its own name or in the name of ENDORECHERCHE. ENDORECHERCHE agrees to render such reasonable assistance (which assistance does not place unduly burdensome demands on ENDORECHERCHE’s time or finances) as SCHERING may request in the event such action is taken by SCHERING. Costs of maintaining any such action and damages recovered therefrom shall be paid by and belong to the party bringing the action. If SCHERING consents in the exercise of its sole discretion to a license to any third party infringer hereunder, then after deduction by SCHERING of any costs and expenses of prosecuting any claims against the third party which are incurred by SCHERING prior to licensing such party, the parties shall split any advance or running royalty payments received from any third party, [***] %) to SCHERING and [***] %) to ENDORECHERCHE.

Article 7 shall be amended to read in its entirety as follows:

ARTICLE 7 - TERM AND TERMINATION

(a) Unless sooner terminated under the provisions hereof, this Agreement shall expire thirty (30) years after its effective date. To the extent not previously granted, SCHERING shall thereafter be free to use and commercialize at no cost any remaining proprietary rights granted pursuant to Article 2 herein as it sees fit in the Territory.

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended

(b) Either party may, at its option, terminate this Agreement by giving the other party prior notice in writing to that effect of not less than ninety (90) days in the event the other party shall commit a material breach of this Agreement, and shall fail to cure such breach during the ninety (90) day period following receipt of said notice from the non-breaching party or such longer period as may be agreed upon by the parties, provided the breaching party continues its diligent efforts to cure; provided, however, that any such termination shall not release the breaching party from any obligations hereunder incurred prior thereto and provided further that if a breach by SCHERING occurs after the conclusion of the four (4) year drug discovery and development period described in Article 4A, Paragraph (a) as extended by the Letter Of Understanding dated December 19, 1995, and after the conclusion of the two (2) year drug discovery and development period described in Article 4A, Paragraph (b) or any extension thereto, the Agreement shall be terminable by ENDORECHERCHE only with respect to Licensed Compound(s) or Licensed Product(s) to which the breach specifically relates.

(c) Deleted in its entirety.

(d) The parties may at any time terminate this Agreement in part or in its entirety by mutual written agreement, provided, however, that the termination date shall be set by mutual agreement of the parties such that both SCHERING and ENDORECHERCHE are provided adequate notice to cease work being performed under the Agreement.

(e) Deleted in its entirety.

(f) Upon any partial or complete Agreement termination, all Earned royalties due for Net Sales of Licensed Products to the Effective date of said termination shall accrue and become due and payable on the sixtieth (60th) day thereafter.

(g) In the event of the termination of any license rights with respect to a Licensed Product prior to the expiration of this Agreement, inventory of Licensed Products may be sold after date of termination provided Earned Royalties are paid thereon.

(h) In the event this Agreement is terminated by the parties pursuant to Paragraph (d) of this Article, then ENDORECHERCHE shall have the following rights and obligations:

(i) At the written request of ENDORECHERCHE given within ninety (90) days of the termination, SCHERING will transfer or cause to be transferred to ENDORECHERCHE or its designee, to the extent reasonably feasible and with any out-of-pocket expenses associated with the transfer(s) paid by ENDORECHERCHE, any government health registration and pricing approvals of SCHERING and its Affiliates for any Licensed Products (excluding Licensed Combinations) which contain as the sole active pharmaceutical ingredient(s) Licensed Compounds covered by the ENDORECHERCHE Patent Rights, and shall also promptly provide or cause to be provided SCHERING Know-How essential (as determined by SCHERING) for the commercialization of such Licensed Products and developed during the drug discovery and development periods set forth in Article 4A, Paragraphs (a) and (b), provided, however, that any SCHERING Know-How made available to

ENDORECHERCHE pursuant to this Article 7, Section h(l) shall be used by ENDORECHERCHE solely for the purpose of commercializing such Licensed Products. The parties acknowledge and agree that, with respect to SCHERING Know-How related to manufacturing, SCHERING’s obligation to provide such SCHERING Know-How to ENDORECHERCHE shall be limited to Know-How developed by SCHERING exclusively for the manufacture of Licensed Products, and that such obligation shall be subject to the parties reaching mutual agreement upon commercial terms to reasonably reimburse SCHERING for the use of such Know-How;

(ii) Deleted in its entirety.

(iii) ENDORECHERCHE and any designee or sublicensee shall indemnify and hold SCHERING, its Affiliates and their respective employees, officers, directors, shareholders and agents harmless, to the maximum extent permitted by law, from and against any claims, liability, loss, damages, costs or expenses (including reasonable attorney’s fees) which the indemnified party may incur, suffer or be required to pay resulting from or arising in connection with the use of or sale of any Licensed Products, Licensed Compounds, Patent Rights or Know-How described in this Paragraph. Furthermore, to the extent permitted by law. SCHERING makes no warranties, express or implied, with respect to any rights. Licensed Compounds or Licensed Products described in this Paragraph and shall not be liable to ENDORECHERCHE or any third party with respect to the manufacture, use or sale of any Licensed Compounds or Licensed Products describe in this Paragraph; and

(iv) SCHERING shall return to ENDORECHERCHE or dispose of any ENDORECHERCHE Know-How, to the extent reasonably feasible, as requested by ENDORECHERCHE, within a reasonable time after the termination.

ARTICLE 9 - MISCELLANEOUS

In Article 9, paragraph (b), amend the address for notice to SCHERING by adding the following addition al address for SCHERING-PLOUGH LTD.:

Schering-Plough Ltd.

Topferstrasse 5

6004 Lucerne, Switzerland

Except as expressly amended and supplemented hereby, all other terms of the Agreement shall remain in full force and effect.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed in duplicate by their duly authorized representatives.

ENDORECHERCHE INC.		SCHERING CORPORATION

BY:	/s/ Fernand Labrie	BY:	/s/ David Poorvin
NAME:	Fernand Labrie	NAME:	David Poorvin
TITLE:	President	TITLE:	Vice President
DATE:	November 14, 1996	DATE:	November 18, 1996

SCHERING-PLOUGH LTD.

		BY:	/s/ David Poorvin
		NAME:	David Poorvin
		TITLE:	Prokurist
		DATE:	November 18, 1996

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